SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  February 26, 1997


                         FREEPORT-McMoRan COPPER & GOLD INC.


         Delaware                  1-9916                 74-2480931

     (State or other            (Commission             (IRS Employer
      jurisdiction of            File Number)            Identification
      incorporation or                                   Number)
      organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on February 26, 1997:


          NEW ORLEANS, LA., February 26, 1997 -- Freeport-McMoRan Copper & Gold Inc. (FCX) today reaffirmed its commitment to making the Busang mine development a world-class project in every respect.
               Said James R. Moffett, Chairman and Chief Executive Officer of FCX: "We will use our best efforts as 15-percent interest-holder and the operator, working with our partners and the Government of Indonesia, to ensure that the environmental impacts of the Busang mine are minimized and that the positive social and economic impacts are maximized, both for the local population and for the people of Indonesia as a whole. That is the essence of our policy wherever we operate."
               Responding to a press statement on the Busang project issued today by a group of nongovernmental organizations (NGOs), Mr. Moffett said that, "As FCX's representatives are now beginning due diligence and planning initial site visits to the Busang
          project,   it  is  much too  early  to  discuss  specific  issues
          relating to the project". However, he said, "We share their concern about the local people and have demonstrated that by our actions in Irian Jaya."
               In Irian Jaya, FCX's Indonesian affiliate, PT Freeport Indonesia (PT-FI) has constructed hospitals, schools, churches, housing and community facilities and instituted a comprehensive series of health and educational programs, as well as training initiatives to more involve the Irianese in the economic development taking place around them. PT-FI recently committed to provide one percent of its annual revenues over the next 10 years to continue these initiatives through the Government of Indonesia's Integrated Timika Development Plan, which is based upon the expressed desires of local leaders.
               FCX pointed out that the "rumors of environmental damage and complicity in human rights abuses" cited by the NGO group in their news release have already been dispelled by independent investigations and by the results of independent social and environmental audits of PT-FI's operations in Irian Jaya, all of which are a matter of public record. FCX said that the final report of the environmental audit and an interim report of the social cultural audit concluded that PT-FI's environmental and social programs were sound. The audits also included a number of recommendations for improvements, which PTFI has implemented or is now in the process of implementing.
               Additionally, FCX pointed to the public record of five separate investigations of Irian Jaya human rights violations -- by the National Human Rights Commission of Indonesia (KOMNAS
          HAM), the Catholic Bishop of Jayapura, the U.S. and Australian Embassies and the International Committee of the Red Cross -- none of which found any evidence of wrongdoing by any employee of PT-FI or FCX. The U.S. Embassy issued a letter stating that its representatives "found no credible evidence substantiating charges of human rights abuses by Freeport personnel." And H.F.M. Munninghoff, the Catholic Bishop of Jayapura, said "My report is not a report about Freeport and does not contain accusations regarding Freeport." He also said "Freeport is not at all involved in these violations of human rights."
               FCX added that it is on record as strongly condemning any human rights violations.
               FCX said it has maintained a dialogue with responsible NGOs on issues of environmental and social responsibility in Irian Jaya and plans on continuing those discussions as it develops plans for the Busang project.
               "We intend to work hand-in-hand with the local people, the Government of Indonesia and our partners to develop positive solutions that benefit everyone," said Mr. Moffett.
                FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:   /s/Michael A. Weaver
                                             ------------------------------
                                                   Michael A. Weaver
                                              Controller-Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  February 28, 1997